Exhibit 10.1

FIRST AMENDMENT

TO THE NEUROBO PHARMACEUTICALS, INC.

2022 EQUITY INCENTIVE PLAN

This First Amendment to the NeuroBo Pharmaceuticals, Inc. 2022 Equity Incentive Plan (this “First Amendment”) is made and adopted by NeuroBo Pharmaceuticals, Inc., a Delaware corporation (the “Company”), which shall be effective from and after the date this First Amendment is approved by the stockholders of the Company.  Following such effective date, any reference to the “NeuroBo Pharmaceuticals, Inc. 2022 Equity Incentive Plan” shall mean the NeuroBo Pharmaceuticals, Inc. 2022 Equity Incentive Plan, as amended hereby.  Capitalized terms used herein without definition shall have the meanings assigned to them in the NeuroBo Pharmaceuticals, Inc. 2022 Equity Incentive Plan.

Whereas, the Company maintains the NeuroBo Pharmaceuticals, Inc. 2022 Equity Incentive Plan (the “2022 Plan”);

Whereas, the Board of Directors of the Company (the “Board”) may amend the 2022 Plan at any time, pursuant to and subject to Section 7(b) of the 2022 Plan, contingent on approval by stockholders of the Company, if stockholder approval is required by applicable securities exchange rules or applicable law; and

Whereas, the Board, upon recommendation from the Compensation Committee of the Board, has determined that it is advisable and in the best interest of the Company and the Company’s stockholders to amend the 2022 Plan to: (a) increase the annual replenishment of the shares of the Common Stock that may be issued pursuant to the 2022 Plan to 10% of the Fully Diluted Shares as of the last day of the preceding calendar year; provided, however that the Board may act prior to the effective date of any such annual increase to provide that the increase for such year will be a lesser number of shares of the Common Stock and (b) increase the aggregate maximum number of shares of the Common Stock that may be issued pursuant to the exercise of Incentive Stock Options to 15,000,000.

Now, Therefore, the 2022 Plan is hereby amended as follows:

1.Amendment to the Second Sentence of Section 2(a). The second sentence of Section 2(a) of the 2022 Plan is hereby amended and restated in its entirety as follows, subject to approval by the stockholders of the Company:

“In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1st of each year for a period of eight years commencing on January 1, 2025 and ending on (and including) January 1, 2032, to an amount equal to 10% of the Fully Diluted Shares as of the last day of the preceding calendar year; provided, however that the Board may act prior to the effective date of any such annual increase to provide that the increase for such year will be a lesser number of shares of Common Stock.”

2.Amendment to Section 2(b). Section 2(b) of the 2022 Plan is hereby amended and restated in its entirety as follows, subject to approval by the stockholders of the Company:

“(b)Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 1,000,000 shares of the Company Stock plus the amount of any increase in the number of shares that may be available for issuance pursuant to Awards pursuant to Section 2(a), but in no event shall more than 15,000,000 shares of the Company Stock be issued as Incentive Stock Options.”

3.Effect on the 2022 Plan.  The terms of this First Amendment amend and modify the 2022 Plan as if fully set forth therein.  If there is any conflict between the terms, conditions and obligations of this First Amendment and the 2022 Plan, this First Amendment’s terms, conditions and obligations shall control.  All other provisions of the 2022 Plan not specifically modified by this First Amendment are preserved and shall remain in full force and effect.

In Witness Whereof, I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of NeuroBo Pharmaceuticals, Inc. on March 27, 2024.

NeuroBo Pharmaceuticals, Inc.

By: /s/ Hyung Heon Kim

Name:Hyung Heon Kim Officer

 Title: President and Chief Executive Officer

As adopted by the Board of Directors of the Company on March 27, 2024.

As approved by the stockholders of the Company on June 7, 2024.